UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2008

ANPATH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

116 Morlake Drive, Suite 201

Mooresville, NC 28117

(Address of Principal Executive Offices/Zip Code)

(704) 658-3350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective July 28, 2008, Jeffrey Connally and Charles Cottrell resigned from the boards of directors of Anpath Group, Inc. (the “Company”) and the Company’s subsidiary EnviroSystems, Inc. Mr. Cottrell also resigned as a member of the audit committee of the Company’s board of directors and Mr. Connally also resigned as a member of the compensation committee of the Company’s board of directors. None of the resignations resulted from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

(d)

Effective July 28, 2008, the Company’s board of directors appointed Paul A. Boyer and David V. Gilroy to fill the vacancies on the board of directors created by the resignations of Messrs. Connally and Cottrell. Messrs. Boyer and Gilroy were appointed as directors with their initial terms expiring at the next annual meeting of the Company’s stockholders.

In connection with Messrs. Boyer and Gilroy’s election to the Company’s board of directors, the Company has agreed to enter into indemnification agreements with each of them on such terms and conditions to be agreed upon by the parties.

The Company issued a press release on August 1, 2008 announcing the resignations of Messrs. Connally and Cottrell and the appointments of Messrs. Boyer and Gilroy, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press release dated August 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date: August 1, 2008	By:	/s/ J. LLOYD BREEDLOVE
J. Lloyd Breedlove, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 1, 2008